                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported)
                                 August 4, 2000
                                (August 1, 2000)

                       Clear Channel Communications, Inc.
             (Exact name of registrant as specified in its charter)

                                      Texas
                            (State of Incorporation)

         1-9645                                           74-1787536
(Commission File Number)                    (I.R.S. Employer Identification No.)

                               200 East Basse Road
                            San Antonio, Texas 78209
                                 (210) 822-2828
          (Address and telephone number of principal executive offices)

                       Clear Channel Communications, Inc.
                                    Form 8-K

Item 2.(a) Acquisition or Disposition of Assets.

On August 1, 2000, Clear Channel Communications, Inc., (the "Company" or "Registrant"), a Texas corporation, and SFX Entertainment, Inc., a Delaware corporation ("SFX"), consummated a merger (the "Merger") whereby CCU II Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Sub"), was merged with and into SFX pursuant to the Agreement and Plan of merger (the "Merger Agreement"), dated February 29, 2000, as amended. As a result of the Merger, SFX has become a wholly-owned subsidiary of the Company. The Merger was a tax-free, stock-for-stock transaction.

Pursuant to the terms and conditions set forth in the Merger Agreement, SFX Class A shareholders received 0.6 shares of Clear Channel Communications, Inc. common stock for each SFX share and SFX Class B shareholders received one share of Clear Channel Communications, Inc. common stock for each SFX share. The Company will issue an aggregate of approximately 40.9 million shares of Clear Channel Common Stock in exchange for shares of SFX Class A and Class B common stock.

Item 2.(b)

SFX is a diversified promoter, producer and venue operator for live entertainment events and is a fully integrated sports marketing and management company. SFX's operations include approximately 120 domestic venues including 16 amphitheaters and 28 international venues principally in the United Kingdom.

Item 7.(a) Financial Statements of Businesses Acquired.

The consolidated audited balance sheet of SFX as of December 31, 1999 and the consolidated statements of income and cash flows of SFX for the fiscal year ended December 31, 1999 and for the three months ended March 31, 2000 have been filed with the Securities and Exchange Commission (the "SEC") as part of the Company's Current Report on Form 8-K, dated June 14, 2000 and are incorporated herein by reference.

Item 7. (b) Pro Forma Financial Information.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed consolidated financial statements give effect to the Merger. For accounting purposes, The Company will account for the Merger as a purchase of SFX; accordingly, the net assets of SFX have been adjusted to their estimated fair values based upon a preliminary purchase price allocation.

     The unaudited pro forma combined condensed consolidated balance sheet at March 31, 2000 gives effect to the Merger as if it occurred on March 31, 2000. The unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 1999 and for the three months ended March 31, 2000 give effect to the Merger as if it had occurred on January 1, 1999.

     The unaudited pro forma combined condensed consolidated balance sheet was prepared based upon the historical balance sheets of the Company and SFX. The unaudited pro forma combined condensed consolidated statements of operations for year ended December 31, 1999 and for the three months ended March 31, 2000 was prepared based upon the historical statement of operations of the Company, adjusted to reflect the merger with Jacor Communications, Inc. as if such merger had occurred on January 1, 1999 ("Clear Channel Pro Forma") and the historical statement of operations of SFX.

     Certain amounts in the SFX historical financial statements have been reclassified to conform to the Company's presentation. The unaudited pro forma combined condensed consolidated financial statements exclude the effect of certain acquisitions of Clear Channel and SFX as these transactions were insignificant, individually and in the aggregate, to the financial position or results of operations of each company.

     The unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the historical financial statements of the Company and SFX.

     The unaudited pro forma combined condensed consolidated financial statements are not necessarily indicative of the actual results of operations or financial position that would have occurred had the Merger occurred on the dates indicated nor are they necessarily indicative of future operating results or financial position.

                             CLEAR CHANNEL AND SFX

       UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)
                               AT MARCH 31, 2000

                                     ASSETS

                                                                                     CLEAR CHANNEL
                                                                        MERGER          AND SFX
                                       CLEAR CHANNEL      SFX         PRO FORMA        PRO FORMA
                                        HISTORICAL     HISTORICAL   ADJUSTMENTS(A)      MERGER
                                       -------------   ----------   --------------   -------------
Current Assets:
  Cash and cash equivalents..........   $   320,129    $  276,142     $  (70,000)     $   526,271
  Accounts receivable, net...........       712,375       112,683             --          825,058
  Other current assets...............       140,277       129,357             --          269,634
                                        -----------    ----------     ----------      -----------
        Total Current Assets.........     1,172,781       518,182        (70,000)       1,620,963

Property, plant & equipment, net.....     2,595,254       688,738             --        3,283,992

Intangible assets, net...............    12,067,774     1,601,329      2,278,340       15,947,443
Other assets:
  Restricted cash....................           136            --             --              136
  Notes receivable...................        53,675        14,055             --           67,730
  Equity investments in, and advances
    to, nonconsolidated affiliates...       380,933       100,527        (21,341)         460,119
  Other assets.......................       298,114        87,050             --          385,164
  Other investments..................       953,964            --       (122,437)         831,527
                                        -----------    ----------     ----------      -----------
        TOTAL ASSETS.................   $17,522,631    $3,009,881     $2,064,562      $22,597,074
                                        ===========    ==========     ==========      ===========

                                              LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable, accrued expenses
    and other current liabilities....   $   642,588    $  458,542     $       --      $ 1,101,130
  Current portion of long-term
    debt.............................        42,235        14,480             --           56,715
                                        -----------    ----------     ----------      -----------
        Total Current Liabilities....       684,823       473,022             --        1,157,845
Long-term debt.......................     4,698,997     1,418,088         42,438        6,159,523
Liquid yield options notes...........       492,309            --             --          492,309
Deferred income taxes................     1,349,217        27,817        (13,145)       1,363,889
Other long-term liabilities..........       139,375        28,052             --          167,427
Minority interest....................        17,275         9,506             --           26,781
Temporary equity.....................            --        17,026             --           17,026
Shareholders' Equity:
  Common stock.......................        33,890           664          3,237           37,791
  Additional paid-in capital.........     9,227,641     1,295,718      1,796,431       12,319,790
  Common stock warrants..............       250,587            --             --          250,587
  Retained earnings (accumulated
    deficit).........................       256,731      (253,280)       253,280          256,731
  Other comprehensive income.........       370,416            --        (24,411)         346,005
  Other..............................         2,304        (2,857)         2,857            2,304
  Cost of shares held in treasury....          (934)       (3,875)         3,875             (934)
                                        -----------    ----------     ----------      -----------
        Total Shareholders' Equity...    10,140,635     1,036,370      2,035,269       13,212,274
                                        -----------    ----------     ----------      -----------
        TOTAL LIABILITIES AND
          SHAREHOLDERS' EQUITY.......   $17,522,631    $3,009,881     $2,064,562      $22,597,074
                                        ===========    ==========     ==========      ===========

                             CLEAR CHANNEL AND SFX

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1999


                                                                                 CLEAR CHANNEL
                                                                  PRO FORMA         AND SFX
                                   CLEAR CHANNEL      SFX           MERGER         PRO FORMA
                                     PRO FORMA     HISTORICAL   ADJUSTMENTS(B)      MERGER
                                   -------------   ----------   --------------   -------------
Net revenue......................   $2,949,807     $1,684,355      $ (8,340)      $4,625,822
Operating expenses...............    1,824,192      1,478,813         9,264        3,312,269
Depreciation and amortization....      817,060        142,583        80,104        1,039,747
Noncash compensation expense.....           --          7,250            --            7,250
Merger and nonrecurring costs....           --             --            --               --
Corporate expenses...............       77,519         18,524            --           96,043
                                    ----------     ----------      --------       ----------
Operating income (loss)..........      231,036         37,185       (97,708)         170,513
Interest expense.................      232,979        100,825        (5,664)         328,140
Gain on disposition of assets....        1,734            760            --            2,494
Gain on disposition of
  representation contracts.......           --             --            --               --
Other income -- net..............       20,046          6,577            --           26,623
                                    ----------     ----------      --------       ----------
Income (loss) before income
  taxes, equity in earnings
  (loss) of nonconsolidated
  affiliates and extraordinary
  item...........................       19,837        (56,303)      (92,044)        (128,510)
Income tax (expense) benefit.....      (85,393)        (1,597)       (2,266)         (89,256)
                                    ----------     ----------      --------       ----------
Income (loss) before equity in
  earnings (loss) of
  nonconsolidated affiliates and
  extraordinary item.............      (65,556)       (57,900)      (94,310)        (217,766)
Equity in earnings (loss) of
  nonconsolidated affiliates.....       16,077             --         4,903           20,980
                                    ----------     ----------      --------       ----------
Income (loss) before
  extraordinary item.............   $  (49,479)    $  (57,900)     $(89,407)      $ (196,786)
                                    ==========     ==========      ========       ==========
Income (loss) before
  extraordinary item per common
  share:
  Basic..........................   $    (0.15)    $    (1.06)                    $    (0.52)
                                    ==========     ==========                     ==========
  Diluted........................   $    (0.15)    $    (1.06)                    $    (0.52)
                                    ==========     ==========                     ==========

                             CLEAR CHANNEL AND SFX

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                       THREE MONTHS ENDED MARCH 31, 2000


                                                                               CLEAR CHANNEL
                                                                PRO FORMA         AND SFX
                                 CLEAR CHANNEL      SFX           MERGER         PRO FORMA
                                  HISTORICAL     HISTORICAL   ADJUSTMENTS(B)      MERGER
                                 -------------   ----------   --------------   -------------
Net revenue....................    $782,539      $ 427,889       $ (2,031)      $1,208,397
Operating expenses.............     519,961        391,468          1,983          913,412
Depreciation and
  amortization.................     220,054         49,019         13,386          282,459
Noncash compensation expense...          --         69,897             --           69,897
Merger and nonrecurring
  costs........................          --         12,123         (7,602)           4,521
Corporate expenses.............      24,578          6,322             --           30,900
                                   --------      ---------       --------       ----------
Operating income (loss)........      17,946       (100,940)        (9,798)         (92,792)
Interest expense...............      55,549         36,576         (1,302)          90,823
Gain on disposition of
  assets.......................          --             --             --               --
Gain on disposition of
  representation contracts.....          --             --             --               --
Other income -- net............         398          3,168             --            3,566
                                   --------      ---------       --------       ----------
Income (loss) before income
  taxes, equity in earnings
  (loss) of nonconsolidated
  affiliates and extraordinary
  item.........................     (37,205)      (134,348)        (8,496)        (180,049)
Income tax (expense) benefit...      (5,133)        17,257           (521)          11,603
                                   --------      ---------       --------       ----------
Income (loss) before equity in
  earnings (loss) of
  nonconsolidated affiliates
  and extraordinary item.......     (42,338)      (117,091)        (9,017)        (168,446)
Equity in earnings (loss) of
  nonconsolidated affiliates...       2,936             --            280            3,216
                                   --------      ---------       --------       ----------
Income (loss) before
  extraordinary item...........    $(39,402)     $(117,091)      $ (8,737)      $ (165,230)
                                   ========      =========       ========       ==========
Income (loss) before
  extraordinary item per common
  share:
  Basic........................    $  (0.12)     $   (1.77)                     $    (0.44)
                                   ========      =========                      ==========
  Diluted......................    $  (0.12)     $   (1.77)                     $    (0.44)
                                   ========      =========                      ==========

                             CLEAR CHANNEL AND SFX

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  (IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)

     Clear Channel and SFX unaudited pro forma combined condensed consolidated financial statements reflect the merger, accounted for as a purchase, as follows:

SFX Class A common shares outstanding March 31, 2000 less
  shares held in treasury...................................   63,775,401
Less: Class A shares held by Clear Channel at March 31,
  2000......................................................   (3,000,000)
                                                              -----------
Adjusted Class A common stock outstanding...................   60,775,401
Share conversion number.....................................         0.60
                                                              -----------
Clear Channel's common stock to be issued to Class A
  holders...................................................   36,465,241
SFX Class B common shares outstanding March 31, 2000 (1:1
  conversion)...............................................    2,545,557
                                                              -----------
Total Clear Channel common stock to be issued in the
  merger....................................................   39,010,798
Estimated value per share (based on the average price
  between February 23, 2000 and March 2, 2000)..............  $   74.0089
                                                              -----------
                                                              $ 2,887,146
Estimated value of common stock options and other equity....      208,904
Historical cost of SFX common shares held by Clear
  Channel...................................................       84,881
Estimated transaction costs.................................       70,000
                                                              -----------
          Total estimated purchase price....................  $ 3,250,931
                                                              ===========

     For purposes of these statements the total estimated purchase price was allocated as follows:

Total estimated purchase price..............................  $3,250,931
Plus -- estimated fair value of long-term debt in excess of
  carrying value............................................      42,438
Less -- SFX net assets at March 31, 2000....................   1,036,370
Plus -- Historical cost of SFX investment not purchased.....      21,341
Plus -- elimination of SFX's existing net goodwill and other
  intangible assets.........................................   1,601,329
                                                              ----------
Estimated purchase price allocated to goodwill and other
  intangible assets.........................................  $3,879,669
                                                              ==========

     The estimated purchase price allocated to goodwill and other intangible assets of $3,879,669 will be amortized over a 20 year period using the straight-line method, which will result in annual amortization of $193,983.

     Clear Channel will be required to refinance certain outstanding SFX long-term debt.

     The unaudited pro forma combined condensed consolidated balance sheet is based on the assumption that SFX's debt holders will not tender their debt securities based on a change of control of SFX, although Clear Channel must offer to tender all of SFX's senior notes and notes at prices ranging from 100% to 101% of the principal amount of the notes. It is expected that the debt holders will not accept Clear Channel's tender offer, as the fair value of this debt is greater than the required offer at the time of the offer.

                             CLEAR CHANNEL AND SFX

                     NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(A) The pro forma merger adjustments at March 31, 2000 are as follows:

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   ----------
(1)  Decrease in cash resulting from estimated merger expenses including the $34.5 million proposed settlement to SFX
     shareholder suits. See "Litigation" on page 71 for further discussion of this settlement...............................  $  (70,000)
(2)  Increase in intangible assets, net equal to the excess
     purchase price of the merger and the elimination of SFX's
     pre-existing intangible assets..............................   2,278,340
(3)  Decrease in equity investment in, and advances to,
     nonconsolidated affiliates resulting from the elimination of
     SFX investments not purchased...............................     (21,341)
(4)  Decrease in other investments resulting from the elimination
     of Clear Channel's investment in SFX common stock...........    (122,437)
(5)  Increase in long-term debt resulting from the mark-up of
     SFX's debt to fair value in excess of carrying value........      42,438
(6)  Decrease in deferred income taxes resulting from the
     elimination of deferred tax on unrealized gain related to
     Clear Channel's investment in SFX common stock..............     (13,145)
(7)  Increase in common stock to account for Clear Channel common stock given in the merger, net of SFX's outstanding shares,
     at $0.10 par value..........................................       3,237
(8)  Increase in additional paid-in capital to account for Clear
     Channel common stock given in the merger at $74.0089 per
     share less $0.10 par value ($2,883,245) plus the value of
     SFX stock options included in the merger ($208,904) less
     SFX's additional paid-in capital balance ($1,295,718).......   1,796,431
(9)  Increase in retained earnings (accumulated deficit) to
     eliminate SFX's existing accumulated deficit balance........     253,280
(10) Decrease in other comprehensive income resulting from the elimination of Clear Channel's unrealized gain on their
     investment in SFX common stock..............................     (24,411)
(11) Increase in other equity resulting from the elimination of
     SFX's deferred compensation.................................       2,857
(12) Increase in cost of shares held in treasury resulting from
     the cancelation of SFX's shares held in treasury............       3,875

                             CLEAR CHANNEL AND SFX

                     NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(B) The pro forma merger adjustments for the year ended December 31, 1999 and for the three months ended March 31, 2000 are as follows:

                                                                 INCREASE (DECREASE)
                                                                      TO INCOME
                                                                 --------------------
                                                                 12/31/99    3/31/00
                                                                 ---------   --------
(13)  Decrease in revenue due to the elimination of services
      SFX provided to Clear Channel and services Clear Channel
      provided to SFX and the reclassification of earnings from
      equity method investments out of net revenue (SFX's
      policy) into equity in earnings of nonconsolidated
      affiliates (Clear Channel's policy)......................  $ (8,340)   $ (2,031)
(14)  Decrease in operating expense due to the elimination of services SFX provided to Clear Channel and services Clear
      Channel provided to SFX of $3,437 and $1,751 for 12/31/99
      and 3/31/00, respectively, offset by the increase in
      operating expenses resulting from change in
      classification of integration and start-up costs of
      $12,701 and $3,734 for 12/31/99 and 3/31/00,
      respectively, from treatment as depreciation expense
      (SFX's policy) to treatment as operating expense (Clear
      Channel's policy)........................................    (9,264)     (1,983)
(15)  Increase in amortization expense resulting from the
      additional goodwill created by the merger, other
      intangible assets acquired in the merger and a change in
      the life of intangible assets amortization from an
      average of 15 years (SFX's policy) to an average of 20
      years (Clear Channel's policy) of $92,805 and $17,120 for
      12/31/99 and 3/31/00, respectively, partially offset by
      the reclassification of $12,701 and $3,734 for 12/31/99
      and 3/31/00, respectively, from depreciation expense to
      operating expense........................................   (80,104)    (13,386)
(16)  Decrease in merger and non-recurring costs due to the
      elimination of direct merger related expenses............        --       7,602
(17)  Decrease in interest expense resulting from the
      amortization of premium on long-term debt resulting from
      the mark-up to fair value................................     5,664       1,302
(18)  Increase in income tax expense associated with the tax effect of adjustment (15) at Clear Channel's assumed tax
      rate of 40%..............................................    (2,266)       (521)
(19)  Increase in equity in earnings (loss) of nonconsolidated affiliates resulting from the reclassification of
      earnings from equity method investments out of revenue
      (SFX's policy) into equity in earnings of nonconsolidated
      affiliates (Clear Channel's policy)......................     4,903         280

                             CLEAR CHANNEL AND SFX

                     NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Pro forma basic and diluted share information is as follows:

                                                                    (IN THOUSANDS)
                                                                 --------------------
                                                                 12/31/99    3/31/00
                                                                 ---------   --------
Basic:
  Clear Channel pro forma weighted-average shares
     outstanding...............................................   340,249     338,803
  SFX weighted-average shares outstanding......................    58,204      66,416
  Decrease weighted-average common stock outstanding to account for Clear Channel's common stock given in the merger at
     the share conversion number of 0.60 for SFX's Class A
     common stock and 1.0 for SFX's Class B common stock.......   (19,202)    (27,406)
                                                                 --------    --------
  Clear Channel and SFX pro forma merger weighted-average
     shares outstanding........................................   379,251     377,813
                                                                 ========    ========
Diluted:
  Clear Channel pro forma weighted-average shares
     outstanding...............................................   358,149     374,994
  SFX weighted-average shares outstanding......................    61,542      71,108
  Decrease weighted-average common stock outstanding to account for Clear Channel's common stock given in the merger and
     to account for the dilution effect SFX's common stock
     warrants, employee stock options and other dilutive shares have on the Company at the share conversion number of 0.60 for SFX's Class A common stock and 1.0 for SFX's Class B
     common stock..............................................   (20,538)    (29,282)
                                                                 --------    --------
  Clear Channel and SFX pro forma merger weighted-average
     shares outstanding........................................   399,153     416,820
                                                                 ========    ========

                                 CLEAR CHANNEL

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1999

                                                              JACOR
                                                 CLEAR      HISTORICAL                     CLEAR
                                                CHANNEL     1/1 TO 5/4     PRO FORMA      CHANNEL
                                               HISTORICAL      1999      ADJUSTMENT(A)   PRO FORMA
                                               ----------   ----------   -------------   ----------
Net revenue..................................  $2,678,160    $271,647      $      --     $2,949,807
Operating expenses...........................   1,632,115     192,077             --      1,824,192
Depreciation and amortization................     722,233      46,951         47,876        817,060
Corporate expenses...........................      70,146       7,373             --         77,519
                                               ----------    --------      ---------     ----------
Operating income (loss)......................     253,666      25,246        (47,876)       231,036
Interest expense.............................     192,321      39,731            927        232,979
Gain on disposition of assets................     138,659     130,385       (267,310)         1,734
Other income (expense) -- net................      20,209        (163)            --         20,046
                                               ----------    --------      ---------     ----------
Income (loss) before income taxes, equity in
  earnings (loss) of nonconsolidated
  affiliates and extraordinary item..........     220,213     115,737       (316,113)        19,837
Income tax (expense) benefit.................    (150,635)    (52,300)       117,542        (85,393)
                                               ----------    --------      ---------     ----------
Income (loss) before equity in earnings of
  nonconsolidated affiliates and
  extraordinary
  item.......................................      69,578      63,437       (198,571)       (65,556)
Equity in earnings of nonconsolidated
  affiliates.................................      16,077          --             --         16,077
                                               ----------    --------      ---------     ----------
Income (loss) before extraordinary item......  $   85,655    $ 63,437      $(198,571)    $  (49,479)
                                               ==========    ========      =========     ==========
Income (loss) before extraordinary item per
  common share:
  Basic......................................  $     0.27                                $    (0.15)
                                               ==========                                ==========
  Diluted....................................  $     0.26                                $    (0.15)
                                               ==========                                ==========

                                 CLEAR CHANNEL

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           (IN THOUSANDS OF DOLLARS)

JACOR MERGER

     The Jacor acquisition pro forma adjustments exclude the effect of any divestiture of stations, which were required for regulatory approval, as Clear Channel intends the funds received from any divestiture to be reinvested in acquisitions of similar stations in other markets.

     (A) The pro forma merger adjustments for the year ended December 31, 1999 are as follows:

                                                               INCREASE (DECREASE)
                                                                    TO INCOME
                                                               -------------------
(1)   Increase in amortization expense resulting from the
      additional goodwill created by the merger and a change
      in the life of goodwill amortization from 40 years
      (Jacor's policy) to 25 years (Clear Channel's policy).
      This amortization expense results in a permanent
      difference and will not be deductible for federal
      income tax purposes...................................        $ (47,876)
(2)   Increase in interest expense associated with the
      increased long-term debt resulting from the estimated
      merger expenses of $50,000............................             (927)
(3)   Decrease in gain on disposition of assets as this gain
      is associated directly with the merger of Jacor and is
      a non-recurring item..................................         (267,310)
(4)   Decrease in income tax expense associated with the tax
      effect of adjustments (2) and (3) at Clear Channel's
      assumed tax rate of 40%...............................          117,542

Item 7.(c) Exhibits

EXHIBIT NO.              DESCRIPTION

   2.1       --     Agreement and Plan of Merger dated as of February 28, 2000, among Clear Channel, CCU II Merger Sub, Inc. and SFX
                    Entertainment, Inc. (incorporated by reference to the exhibits of the Company's Current Report on Form 8-K filed
                    February 29, 2000.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clear Channel Communications, Inc.

Date August 4, 2000                              By /s/HERBERT W. HILL, JR.
                                                 Herbert W. Hill, Jr.
                                                 Senior Vice President/
                                                 Chief Accounting Officer

                                INDEX TO EXHIBITS


EXHIBIT NO.              DESCRIPTION
-----------              -----------
   2.1       --     Agreement and Plan of Merger dated as of February 28, 2000, among Clear Channel, CCU II Merger Sub, Inc. and SFX
                    Entertainment, Inc. (incorporated by reference to the
                    exhibits of the Company's Current Report on Form 8-K filed
                    February 29, 2000.)